Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30639) of Griffin Land & Nurseries, Inc. of our reports dated February 28, 2006, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

Hartford, Connecticut

February 28, 2006